Exhibit 99.1

INVESTORS TITLE COMPANY ANNOUNCES
FIRST QUARTER 2023 RESULTS

     Contact:  Elizabeth B. Lewter
May 5, 2023
Telephone: (919) 968-2200
        Nasdaq Symbol: ITIC
FOR IMMEDIATE RELEASE:

Chapel Hill, NC – Investors Title Company (Nasdaq: ITIC) today announced results for the quarter ended March 31, 2023.  The Company reported net income of $1.2 million, or $0.62 per diluted share, compared with net income of $6.2 million, or $3.25 per diluted share, for the prior year period.

Revenues decreased 25.6% to $51.3 million, compared to $69.0 million in the prior year period, primarily as a result of decreases of 38.3% in revenues related to our title insurance business.  The reductions in net premiums written and escrow and other title-related fees are attributable to an overall decline in the level of real estate transaction volumes resulting from higher average mortgage interest rates and ongoing housing supply constraints.  The decline in title insurance revenues was partially offset by increases in non-title services, primarily like-kind exchanges, and net realized investment gains.  The sale of appreciated investment securities during the period resulted in a reduction in unrealized gains as they were reclassified to net realized investment gains, which is not indicative of a decline in estimated fair value.

Operating expenses decreased 18.7% compared to the prior year period, mainly due to a $10.5 million decline in commissions to agents commensurate with the decrease in agent premium volume.  The decrease in operating expenses was partially offset by an $892 thousand increase in the provision for claims, which resulted primarily from a lower level of favorable loss development as compared to the prior year period.  Personnel, office, and technology expenses remained relatively consistent with the prior year period, primarily due to growth initiatives and continued expansion of our geographic footprint.

Chairman J. Allen Fine commented, “The title insurance industry continued to experience economic headwinds in the first quarter.  While mortgage rates declined slightly from the prior quarter, the overall higher level continued to negatively impact home sales and commercial real estate activity.  Higher interest rates in the financial markets did help partially offset the decline in real estate activity by providing the ability to increase our investment income.

“Regardless of the recent softness in the real estate market, we are still finding opportunities to enhance our operational capabilities and expand our presence in new and existing markets.  We possess a very strong balance sheet which affords us the strength to continue to make investments in the future, even in market downturns.   As always, we strive to maintain a disciplined financial approach, balancing the need for short-term expense management with long-term investments in our business.”

Investors Title Company’s subsidiaries issue and underwrite title insurance policies.  The Company also provides investment management services and services in connection with tax-deferred exchanges of like-kind property.

Cautionary Statements Regarding Forward-Looking Statements
Certain statements contained herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements may be identified by the use of words such as “plan,” expect,” “aim,” “believe,” “project,” “anticipate,” “intend,” “estimate,” “should,” “could,” “would,” and other expressions that indicate future events and trends.  Such statements include, among others, any statements regarding the Company’s expected performance for this year,  future home price fluctuations, changes in home purchase or refinance demand, activity and the mix thereof, interest rate changes, expansion of the Company’s market presence, enhancing competitive strengths, development in housing affordability, wages, unemployment or overall economic conditions or statements regarding our actuarial assumptions and the application of recent historical claims experience to future periods.  These statements involve a number of risks and uncertainties that could cause actual results to differ materially from anticipated and historical results.  Such risks and uncertainties include, without limitation:  the cyclical demand for title insurance due to changes in the residential and commercial real estate markets; the occurrence of fraud, defalcation or misconduct; variances between actual claims experience and underwriting and reserving assumptions, including the limited predictive power of historical claims experience; declines in the performance of the Company’s investments; government regulations; changes in the economy; the potential impact of inflation and responses by government regulators, including the Federal Reserve; the impact of the COVID-19 pandemic (including any of its variants) on the economy and the Company’s business; loss of agency relationships, or significant reductions in agent-originated business; difficulties managing growth, whether organic or through acquisitions and other considerations set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the Securities and Exchange Commission, and in subsequent filings.

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Investors Title Company and Subsidiaries
Consolidated Statements of Operations
For the Three Months Ended March 31, 2023 and 2022
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Revenues:
Net premiums written	$38,966	$63,125
Escrow and other title-related fees	3,125	5,064
Non-title services	5,842	2,426
Interest and dividends	2,074	915
Other investment income	753	1,337
Net realized investment gains	7,233	1,747
Changes in the estimated fair value of equity security investments	(6,790)	(5,915)
Other	140	299
Total Revenues	51,343	68,998

Operating Expenses:
Commissions to agents	19,326	29,857
Provision for claims	1,068	176
Personnel expenses	20,820	21,254
Office and technology expenses	4,400	4,368
Other expenses	4,168	5,550
Total Operating Expenses	49,782	61,205

Income before Income Taxes	1,561	7,793

Provision for Income Taxes	380	1,608

Net Income	$1,181	$6,185

Basic Earnings per Common Share	$0.62	$3.26

Weighted Average Shares Outstanding – Basic	1,897	1,896

Diluted Earnings per Common Share	$0.62	$3.25

Weighted Average Shares Outstanding – Diluted	1,897	1,903

Investors Title Company and Subsidiaries
Consolidated Balance Sheets
As of March 31, 2023 and December 31, 2022
(in thousands)
(unaudited)

	March 31, 2023	December 31, 2022
Assets

Cash and cash equivalents	$29,555	$35,311

Investments:
Fixed maturity securities, available-for-sale, at fair value	52,210	53,989
Equity securities, at fair value	42,800	51,691
Short-term investments	105,662	103,649
Other investments	18,948	18,368
Total investments	219,620	227,697

Premiums and fees receivable	16,827	19,047
Accrued interest and dividends	915	872
Prepaid expenses and other receivables	11,315	11,095
Property, net	19,154	17,785
Goodwill and other intangible assets, net	17,265	17,611
Lease assets	6,671	6,707
Other assets	2,475	2,458
Current income taxes recoverable	—	1,174
Total Assets	$323,797	$339,757

Liabilities and Stockholders’ Equity

Liabilities:
Reserve for claims	$36,918	$37,192
Accounts payable and accrued liabilities	31,216	47,050
Lease liabilities	6,826	6,839
Current income taxes payable	1,148	—
Deferred income taxes, net	5,851	7,665
Total liabilities	81,959	98,746

Stockholders’ Equity:
Common stock – no par value (10,000 authorized shares; 1,898 and 1,897 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively, excluding in each period 292 shares of common stock held by the Company's subsidiary)	—	—
Retained earnings	241,278	240,811
Accumulated other comprehensive income	560	200
Total stockholders’ equity	241,838	241,011
Total Liabilities and Stockholders’ Equity	$323,797	$339,757

Investors Title Company and Subsidiaries
Direct and Agency Net Premiums Written
For the Three Months Ended March 31, 2023 and 2022
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	%	2022	%
Direct	$12,714	32.6	$22,692	35.9

Agency	26,252	67.4	40,433	64.1

Total	$38,966	100.0	$63,125	100.0

Investors Title Company and Subsidiaries
Appendix A
Non-GAAP Measures Reconciliation
For the Three Months Ended March 31, 2023 and 2022
(in thousands)
(unaudited)

Management uses various financial and operational measurements, including financial information not prepared in accordance with generally accepted accounting principles ("GAAP"), to analyze the Company's performance.  This includes adjusting revenues to remove the impact of changes in the estimated fair value of equity security investments, which are recognized in net income under GAAP.  Note that, in periods with significant sales of investment securities, unrealized gains/losses as presented may not necessarily reflect portfolio performance due to reclassifications of unrealized gains/losses to realized gains/losses when such sales are made.  Management believes that these non-GAAP measures are useful to evaluate the Company's internal operational performance from period to period because they eliminate the effects of external market fluctuations.  The Company also believes users of the financial results would benefit from having access to such information, and that certain of the Company’s peers make available similar information.  This information should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, and may be different from similarly titled non-GAAP financial measures used by other companies.

The following tables reconcile non-GAAP financial measurements used by Company management to the comparable measurements using GAAP:

	Three Months Ended March 31,
	2023	2022

Revenues
Total revenues (GAAP)	$51,343	$68,998
Add: Changes in the estimated fair value of equity security investments	6,790	5,915
Adjusted revenues (non-GAAP)	$58,133	$74,913

Income before Income Taxes
Income before income taxes (GAAP)	$1,561	$7,793
Add: Changes in the estimated fair value of equity security investments	6,790	5,915
Adjusted income before income taxes (non-GAAP)	$8,351	$13,708